EXHIBIT 10(p)(p)

NON-LTIP

STOCK UNIT CERTIFICATE

This Stock Unit Certificate represents the grant to             of             stock units (the “Stock Units”) pursuant to the terms of the EMCOR Group, Inc. 2010 Incentive Plan.

The Stock Units shall be subject to the same terms and conditions as if they were granted as stock units under the EMCOR Group Long Term Incentive Plan (the “LTIP”) and the rights and obligations of             and EMCOR Group, Inc. as to the Stock Units shall be the same as if they were stock units issued             under the LTIP.

(Seal)	EMCOR Group, Inc.

EMCOR Group, Inc.

By: _____________________

ATTEST:

                Secretary

Dated: